UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

Meade Instruments Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27 Hubble, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 451-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Stockholders held July 12, 2012 (the “Annual Meeting”), the stockholders of Meade Instruments Corp. (the “Company”) approved amendments to the Company’s 2008 Stock Incentive Plan (the “Plan”) that, among other things, (i) increased the number of shares available for issuance by 115,000, (ii) extended the Plan for an additional three years, and (iii) increased the maximum number of shares that may be granted to an individual during any calendar year from 25,000 shares to 150,000 shares. The Board of Directors adopted the amendments on June 6, 2012, subject to stockholder approval at the Annual Meeting.

The Meade Instruments Corp. Amended and Restated 2008 Stock Incentive Plan, reflecting such amendments, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Meade Instruments Corp. (the “Company”) was held on July 12, 2012. A total of 845,312 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 68.73% of the Company’s shares outstanding as of the June 1, 2012 record date. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 8, 2012.

Proposal 1 – Election of six nominees to serve as directors until the next annual meeting and until their respective successors are elected and qualified. The results of the votes received were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Haynes	333,814	25,262	486,236
Timothy C. McQuay	329,214	29,862	486,236
Steven G. Murdock	333,687	25,389	486,236
Mark D. Peterson	333,692	25,384	486,236
Frederick H. Schneider, Jr.	329,081	29,995	486,236
Paul D. Sonkin	330,240	28,836	486,236

Proposal 2 – Approval of Amendments to the Company’s 2008 Stock Incentive Plan. The results of the votes received were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
236,029	121,767	1,280	486,236

Proposal 3 – Ratification of the Appointment of Moss Adams LLP as the Company’s independent registered public accountants. The results of the votes received were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
811,620	28,157	5,535	0

Pursuant to the foregoing votes, the six nominees listed above were elected to serve on the Company’s Board of Directors and Proposals 2 and 3 were approved.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Title or Description

10.1	Meade Instruments Corp. Amended and Restated 2008 Stock Incentive Plan

10.2	Form Non-Qualified Stock Option Agreement between the Company and recipients of non-qualified options granted pursuant to the Meade Instruments Corp. Amended and Restated 2008 Stock Incentive Plan

10.3	Form Non-Qualified Stock Option Agreement between the Company and non-employee directors of the Company receiving options granted pursuant to Section 8 of the Meade Instruments Corp. Amended and Restated 2008 Stock Incentive Plan

10.4	Form Restricted Stock Agreement between the Company and recipients of restricted shares of the Company’s Common Stock granted pursuant to the Company’s Amended and Restated 2008 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2012	MEADE INSTRUMENTS CORP. (Registrant)

	By:	/s/ John Elwood
Senior Vice President – Finance and Administration, Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Meade Instruments Corp. Amended and Restated 2008 Stock Incentive Plan

10.2	Form Non-Qualified Stock Option Agreement between the Company and recipients of non-qualified options granted pursuant to the Meade Instruments Corp. Amended and Restated 2008 Stock Incentive Plan

10.3	Form Non-Qualified Stock Option Agreement between the Company and non-employee directors of the Company receiving options granted pursuant to Section 8 of the Meade Instruments Corp. Amended and Restated 2008 Stock Incentive Plan

10.4	Form Restricted Stock Agreement between the Company and recipients of restricted shares of the Company’s Common Stock granted pursuant to the Company’s Amended and Restated 2008 Stock Incentive Plan

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